UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 7, 2011

HCC INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13790	76-0336636
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

13403 Northwest Freeway

Houston, Texas 77040

(Address of principal executive offices, including zip code)

(713) 690-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2011, W. Tobin Whamond voluntarily resigned as Executive Vice President and Chief Operating Officer of HCC Insurance Holdings, Inc. (the “Company”), effective September 13, 2011 (the “Effective Date”) pursuant to a Separation Agreement entered into between the Company and Mr. Whamond on September 13, 2011 (the “Separation Agreement”).

Among other things, the Separation Agreement provides the following:

1.                                       Separation Payment.  The Company will pay Mr. Whamond a lump sum separation payment of $1,860,000.  Payment of such amount will be subject to applicable withholding taxes and may be delayed in accordance with Section 409A of the Internal Revenue Code of 1986, as amended.

2.                                       Vesting of Equity Awards.

a.               On May 20, 2009, Mr. Whamond was granted (i) 100,000 options to purchase the Company’s common stock and (ii) 32,303 shares of restricted common stock.  As of the Effective Date, 40,000 of the options and none of the shares of restricted stock granted in May 2009 had vested.  Under the terms of the Separation Agreement, the remaining options and all of the restricted stock granted in May 2009 will continue to vest according to schedule.  Mr. Whamond may exercise vested options granted in May 2009 until May 20, 2015.

b.              On August 24, 2010, Mr. Whamond was granted 25,000 options to purchase the Company’s common stock.  As of the Effective Date, 5,000 of those options had vested.  Under the terms of the Separation Agreement, the 5,000 options scheduled to vest on August 24, 2012 will vest at such time.  All other unvested options granted in August 2010 will be cancelled without consideration as of the Effective Date.  Mr. Whamond may exercise vested options granted  in August 2010 until August 24, 2016.

c.               All other equity awards granted to Mr. Whamond will be cancelled without consideration as of the Effective Date.

3.                                       Mutual Release of Claims.  Subject to certain limited exceptions, the Company and Mr. Whamond release each other from any claims, whether known or unknown, arising prior to the date of the Separation Agreement.

4.                                       Non-competition, Non-solicitation and Confidentiality.  Mr. Whamond will be prohibited from engaging with or providing services to any direct competitor of the Company for a period of one year from the Effective Date. Mr. Whamond will continue to be subject to the non-solicitation and confidentiality provisions of his employment agreement, effective May 1, 2009, as amended, and filed with the SEC on April 27, 2009 on a Current Report on Form 8-K.

In addition, Mr. Whamond will receive the value of his accrued, but unused, vacation time and reimbursement for any reasonable and necessary business expense incurred prior to the date of the Separation Agreement.

The foregoing summary is qualified in its entirety by reference to the Separation Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

No.	Exhibit
10.1	Separation Agreement, dated September 13, 2011, by and between HCC Insurance Company Holdings, Inc. and W. Tobin Whamond.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC Insurance Holdings, Inc.

By:	/s/ Randy D. Rinicella
Randy D. Rinicella
Senior Vice President, General Counsel & Secretary

DATED:  September 13, 2011